Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE

Julia Hallisey Investor Relations Tel: +1-203-504-1063

Aircastle Limited Announces $786.1 Million Term Debt Facility

Stamford, CT.  May 2, 2008  -  Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that two of its subsidiaries entered into and funded a seven year, $786.1 million term debt facility on a portfolio of 28 aircraft.  The facility was arranged by Calyon New York Branch acting as Sole Bookrunner with HSH Nordbank AG, New York Branch, KfW Ipex-Bank GmbH and DVB Bank AG acting as Joint Lead Arrangers.

Proceeds from the financing will be used to repay related outstanding amounts for the aircraft under Aircastle’s existing credit facilities.  The loans will bear interest on a floating rate basis at a rate of one-month LIBOR plus 1.75%.

CEO Ron Wainshal commented, “We are very pleased with the execution of this new term facility which demonstrates the long-standing and continuing commitment of the world’s top aviation banks to provide well structured financing to a leading aircraft lessor like Aircastle.”

About Aircastle Limited

Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world.  As of  March 31, 2008, Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $4.2 billion and $1.4 billion, respectively, for a total of approximately $5.6 billion.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to close and fund our financings. Words such as ‘‘anticipate(s)’’, ‘‘expect(s)’’, ‘‘will’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited's expectations include, but are not limited to, our continued ability to obtain additional capital to finance our working capital needs and our growth and to refinance our short-term debt financings with longer-term debt financings; our ability to acquire aircraft at attractive prices; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay or maintain dividends; our ability to lease aircraft at favorable rates; an adverse change in the value of our aircraft; the possibility that conditions to closing of certain transactions will not be satisfied; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; high fuel prices and other factors affecting the creditworthiness of our airline customers; interest rate fluctuations; margin calls on our interest rate hedges; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of customers, including geographical concentration; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission (‘SEC”), including as disclosed in our 2007 Annual Report on Form 10-K filed on February 28, 2008, and in our other filings with the SEC, press releases and other communications.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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